UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2016

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On July 19, 2016, FS Investment Corporation III (the “Company”) increased its institutional offering price from $8.19 per share to $8.24 per share. The increase in the institutional offering price was effective as of the Company’s July 20, 2016 weekly closing and first applied to subscriptions received from July 13, 2016 through July 19, 2016.

In accordance with the Company’s previously disclosed share pricing policy, the new institutional offering price per share is not more than 2.5% greater than the Company’s net asset value per share as of July 19, 2016.

As a result of the increase in the institutional offering price, the net investment amount for the Company’s common stock, which is the institutional offering price excluding estimated organization and offering expenses of 1.5%, increased from $8.05 per share to $8.10 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: July 20, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President